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                                                                    EXHIBIT 99.1

[LETTERHEAD]                                               For Immediate Release
                                                           ---------------------
                                              NCBC Contact:  M.J. "Jekka" Ashman
                                                                    901.523.3525

                                             CCB Financial Contact: Eileen Sarro
                                                                    919.683.7642



               National Commerce Bancorp., CCB Financial to Merge
     Agreement to Create Southeast's Premier High-Growth Banking Franchise

MEMPHIS, Tenn./ DURHAM, NC. (March 20, 2000, 4 a.m. EST.) -- National Commerce Bancorporation (Nasdaq:NCBC) and CCB Financial Corporation (NYSE:CCB) today announced they have signed a definitive merger of equals agreement creating the Southeast's premier high-growth banking franchise. The combined company, which will retain the name National Commerce Bancorporation, will be headquartered in Memphis, Tennessee, with its operations headquarters in Durham, North Carolina. The company will have assets of $15 billion and a pro forma market capitalization of $4.2 billion.

Under the terms of the agreement, CCB Financial shareholders will receive 2.45 shares of NCBC common stock. The combined company's 20-seat board of directors will be made up of 10 directors each from CCB and NCBC. The transaction will be a tax-free exchange of shares and will be accounted for as a pooling-of-interests.

Based upon National Commerce Bancorporation's closing share price on March 17, 2000, the transaction values each CCB Financial common share at $48.23, a premium of 25 percent to CCB Financial's closing share price on that date. Common stockholders of NCBC will have ownership of approximately 53 percent of the combined company, while CCB Financial's common stockholders will own approximately 47 percent.

The merger, which has been unanimously approved by the boards of directors of both companies, is conditioned upon standard regulatory and shareholder approvals and is expected to close in the third quarter of 2000.

Thomas M. Garrott, chairman and chief executive officer of NCBC, will become chairman of the combined company, while Ernest C. Roessler, chairman and chief executive officer of CCB Financial, will become chief executive officer of National Commerce

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Bancorporation upon the closing of the transaction.  Both Garrott and Roessler will co-head the transition team, which will manage the integration of the new company.

"This transaction builds on the strengths of two highly successful companies. Both of our companies, which are ranked by USBanker magazine as being among the top 10 performing banks in the country, have emphasized high earnings growth and superior financial and shareholder returns," said Garrott.

"Tom and I share a vision and an operating philosophy of high growth regional banking," commented Roessler. "This union of our two companies marries each of their inherent strengths. NCBC has an unparalleled track record of generating high-growth and returns in retail banking and is the preeminent innovator in the area of in-store supermarket banking. CCB Financial has a long and demonstrated record of building shareholder value and a core competency in high growth commercial banking. In addition, both companies have developed highly attractive non-bank businesses which will continue to drive the two companies' exceptional growth rates while also diversifying the earnings streams," he said.

"In addition, our combined banking franchise will have top-tier market positions in some of the fastest growing regional economies in the U.S., including the #1 position in deposit market share in the Research Triangle [Raleigh, Durham and Chapel Hill, N.C.] and top-three market share positions in the Triad [Winston-Salem, High Point and Greensboro, N.C.] and in Memphis," added Roessler. "Our combined business model will be better balanced going forward to provide both increased geographic and revenue diversification to our shareholders. Given our conservative cost savings projections and near identical technology platforms, we also believe that our transaction is low risk, especially since revenue synergies we identified are excluded from the projections."

"By combining both of our companies' core competencies and best practices," added Garrott, "we can ensure that NCBC will maximize the financial, product and cultural strengths of our attractive regional franchise. I look forward to working with Ernie to sustain NCBC's high growth rate and in delivering to our combined shareholders returns they associate with our respective companies," Garrott said.

NCBC will maintain its existing brand names in all markets outside the Carolinas, while the combined company will operate as CCB in the Carolinas.

Senior managers who will report directly to Roessler include William R. Reed Jr., chief operating officer; Sheldon M. Fox, chief financial officer; J. Scott Edwards, chief administrative officer; and Lewis E. Holland, president of financial enterprises. Other key members of the combined company's management team include Richard L. Furr, who will serve as president of the banks in both Carolinas, Virginia, and West Virginia; and David T. Popwell, executive vice president for mergers and acquisitions.

It is estimated that the combined company will reduce its operating expenses by approximately $50 million annually, representing 12 percent of its combined expense base. National Commerce Bancorporation and CCB Financial have emphasized, however, that while significant cost savings would be available through the consolidation of back office and other non-customer-sensitive functional areas, they have largely contiguous geographic franchises, mitigating merger integration risk. The transaction is expected to be 18.8 percent accretive to NCBC's estimated 2001 earnings per share based on FirstCall estimates and assuming 85 percent phase-in of the anticipated merger synergies.

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National Commerce Bancorporation is a $7.3 billion-asset bank holding company
(excludes $500 million in assets in First Market Bank-Richmond, Va.) based in Memphis, Tennessee. NCBC operates 162 branches in seven Southeastern states (Tennessee, Virginia, North Carolina, Georgia, Arkansas, West Virginia and Mississippi.)

CCB Financial, based in Durham, North Carolina, is an $8.2 billion-asset bank holding company which operates 208 branches in the Southeastern states of North and South Carolina. The Trust and Investment Management division has 16 offices in the Carolinas, Virginia and Florida.

Credit Suisse First Boston provided a fairness opinion and served as advisor to National Commerce Bancorporation, who was also advised by Morgan Stanley Dean Witter. J.P. Morgan provided a fairness opinion and served as exclusive financial advisor to CCB Financial.

Forward Looking Statements
--------------------------
The matters discussed in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Actual results could differ materially from those described in this press release. Factors that could cause or contribute to these differences include, but are not limited to: the risk that the businesses of NCBC and CCB may not be integrated successfully or within the time frame envisioned, the risk that the expected financial results, business opportunities and synergies anticipated to result from this business combination will not be achieved or will fail to be achieved within the expected time frame, and the various matters discussed under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operation" in CCB's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed with the Securities and Exchange Commission ("SEC") on March 17, 2000) and under the heading "Forward Looking Statements" in NCBC's Registration Statement on Form S-4 (filed with the SEC on February 18, 2000).

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NOTE --- MEDIA CONFERENCE CALL:
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Monday, March 20, 1:00 p.m. EST.
Participant dial-in number is 888.209.3752 (Resv. # 14730184)

Thomas M. Garrott, NCBC chairman, and Ernest C. Roessler, chairman of CCB Financial will answer questions about today's announcement. Please dial in approximately 10 minutes prior to the conference call to assure connectivity.
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